Exhibit 107

Calculation of Filing Fee Tables

Form 424B5

(Form Type)

Axon Enterprise, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	Common Stock, par value $0.00001 per share (“Common Stock”) (1)(2)	415(a)(6)	1,954,450	N/A	N/A			S-3	333-255380	4/20/2021	$41,362.45(2)
	Total Offering Amounts					N/A		$0
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)

We previously registered (the “Carry Forward Registration”) 1,954,450 of unsold shares of Common Stock (the “Carried Forward Unsold Securities”) pursuant to a Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024 to the Registration Statement on Form S-3 (File No. 333-277559) originally filed with the SEC on March 1, 2024 (the “New Registration Statement”) but such Carried Forward Unsold Securities have not been sold. Prior to the Carry Forward Registration, the Carried Forward Unsold Securities were registered pursuant to the Registration Statement on Form S-3 (File No. 333-255380) filed with the SEC on April 20, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered 3,000,000 shares of Common Stock pursuant to a Rule 424(b)(5) filing made with the SEC on August 10, 2021 in connection with an equity distribution agreement with J.P. Morgan with a proposed maximum aggregate offering price of $581,940,000 (the “Prior Distribution Agreement”). The registrant sold an aggregate of 1,045,550 shares of such Common Stock under the Prior Registration Statement and pursuant to the Prior Distribution Agreement, leaving the balance of the Carried Forward Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $41,362.45 to register such Carried Forward Unsold Securities. The Prior Distribution Agreement expired on April 20, 2024 and a new equity distribution agreement with J.P. Morgan with an aggregate number of shares of Common Stock permitted to be sold equal to the Carried Forward Unsold Securities was entered into on May 13, 2024 (the “Distribution Agreement”) in connection with the filing of this prospectus supplement to the New Registration Statement. Pursuant to Rule 415(a)(6), the filing fee of $41,362.45 associated with the offering of the Carried Forward Unsold Securities was hereby carried forward to be applied to the offer and sale of the Carried Forward Unsold Securities registered under and to be sold and issued pursuant to the Distribution Agreement, and as a result, no additional filing fee is due with respect to the Carried Forward Unsold Securities included in this prospectus supplement.